Exhibit 99.1
Vantiv Announces Agreement to Acquire Mercury Payment Systems from Silver Lake
Positions Vantiv as a leader in high-growth integrated payments

CINCINNATI and DURANGO, Colo., May 12, 2014 – Vantiv, Inc. (NYSE: VNTV), a leading provider of payment processing services and related technology solutions for merchants and financial institutions of all sizes, announced today an agreement to acquire Mercury Payment Systems, LLC for an aggregate price of $1.65 billion. Mercury is a payment technology and service leader whose solutions are embedded into point-of-sale software applications and brought to market through their dealer and developer partners. Mercury is currently majority-owned by Silver Lake, a global leader in technology investing.

Vantiv is strategically focused on strengthening and expanding its traditional Merchant and Financial Institutions businesses and continues to invest in strategic partner channels, including integrated payments. The acquisition of Mercury accelerates Vantiv’s growth in the integrated payments space, which is expected to increase significantly over the next several years to potentially represent over 30% of total payments volume by 2017.1 The transaction results in a combination of leading technology, distribution and scale, which along with Vantiv’s presence in online and omni-channel commerce, significantly increases Vantiv’s penetration into high-growth channels.

“The emergence of integrated payment technology at the point-of-sale delivers a differentiated merchant experience and creates a highly-efficient, cloud-based delivery model for customer acquisition and retention,” said Charles Drucker, president and chief executive officer of Vantiv. “By combining Mercury’s distribution network and innovative solutions with Vantiv’s technology platform and products, we are developing a payments eco-system that allows us to serve these clients in new and exciting ways. Bringing the companies together will dramatically enhance our distribution and technology capabilities to serve a number of large and growing industry verticals.”

Mercury features an extensive network of more than 3,000 point-of-sale software developers and dealers that serve small and medium-sized businesses across the U.S. and Canada. In 2013, Mercury generated net revenue of $237 million, growing by 17% year-over-year, and adjusted EBITDA of $93 million, growing by 23% year-over-year. Given Mercury’s strong double-digit growth, Vantiv expects the transaction to add one to two percentage points to its net revenue growth per year. The transaction is expected to be modestly accretive to non-GAAP earnings per share in 2014, with accelerating accretion in 2015.

“Vantiv and Mercury are aligned in our desire to create integrated software solutions that fulfill the specialized needs of merchants,” said Matt Taylor, chief executive officer of Mercury. “Software developers and dealers are helping to lead the way for the future of payments, and combining with Vantiv puts us in a strong competitive position to jointly offer a broader set of value-added products and services to our partners and merchants.”

“It has been a privilege to partner with Mercury, and we are very proud of the company’s accomplishments since our investment in 2010,” said Mike Bingle, a managing director and managing partner of Silver Lake. “Mercury pioneered the offering of integrated payments solutions to merchants and has driven rapid growth by leveraging its large network of partners and pursuing innovative new technologies and services.”

Since 2010, Silver Lake has partnered with Mercury on several initiatives to position the company for long-term growth, including the enhancement of Mercury’s unique technology capabilities and expansion into new product areas, service lines and industry verticals.

Vantiv’s acquisition of Mercury and the prior acquisition of Element Payment Services™, builds upon Vantiv’s existing distribution channels, which will increase the ability to provide an expanded set of payments solutions, such as online and omni-channel commerce, to technology partners and dealers. Mercury further expands Vantiv’s reach into the small and medium-sized business segment through Mercury’s distribution channel, complementary verticals and its ability to design integrated, value-added innovations for the point-of-sale.

The transaction is expected to close in the second quarter of 2014, subject to required U.S. antitrust clearance and other customary closing conditions. Vantiv will fund the transaction with committed financing. Matt Taylor and the Mercury management team will remain with the company, which will maintain its locations in Colorado.

In view of the entry into the transaction, Mercury is suspending activities related to its proposed initial public offering, and in connection with the consummation of this transaction, will withdraw its registration statement previously filed with the U.S. Securities and Exchange Commission.

Credit Suisse acted as lead financial advisor and BofA Merrill Lynch also acted as financial advisor to Vantiv, and Wachtell, Lipton, Rosen & Katz served as its legal advisor. Morgan Stanley was the lead M&A advisor to Mercury. Mercury was also advised by J.P. Morgan, Barclays, and FT Partners. Simpson Thacher & Bartlett LLP acted as legal advisor.

Conference Call
Vantiv and Mercury will host a conference call to provide additional details, today at 5:00 PM EDT. The conference call can be accessed live over the phone by dialing +1.800.289.0746, or for international callers +1.913.312.0839, and referencing conference code 6629583.  A replay will be available approximately two hours after the call concludes, and can be accessed by dialing +1.888.203.1112, or for international callers +1.719.457.0820, and entering replay passcode 6629583. The replay will be available through Monday, May 26, 2014.  Presentation slides to be discussed during the conference call will be available for download prior to the call on Vantiv’s investor relations website at http://investors.vantiv.com/.
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1McKinsey 2012 Payments Study

About Vantiv, Inc.
Vantiv, Inc. (NYSE: VNTV) is a leading, integrated payment processor differentiated by a single, proprietary technology platform. Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes in the U.S., enabling them to address their payment processing needs through a single provider. We build strong relationships with our customers, helping them become more efficient, more secure and more successful. Vantiv is the third largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S. The company's growth strategy includes expanding further into high growth payment segments, such as integrated payments, payment facilitation (PayFacTM), mobile, prepaid and information solutions, and attractive industry verticals such as business-to-business, ecommerce, healthcare, gaming, government and education. For more information, visit www.vantiv.com.

About Mercury
Mercury Payment Systems is transforming how small- and medium-sized merchants transact business. Founded in 2001 with a vision to streamline and safeguard commerce and payments, Mercury is now one of the fastest growing payment technology companies in the U.S. and the winner of multiple industry awards. Mercury’s payments technology is integrated into a broad set of point of sale systems, reaching merchants through an extensive partner network of over 3,000 point of sale software developers and value added resellers. Mercury's customer service and value-added solutions distinguish the company from its competitors and help merchants conduct over $30 billion per year in commerce. For more information, visit www.mercurypay.com or the company's headquarters in Durango, Colo.

About Silver Lake
Silver Lake is a global leader in private investments in technology and technology-enabled industries. Silver Lake invests with the strategic and operational insights of an experienced industry participant. The firm has approximately 110 investment and value creation professionals located in New York, Menlo Park, San Mateo, London, Hong Kong, Shanghai and Tokyo and manages more than $23 billion in combined assets under management. The Silver Lake Partners portfolio includes or has included technology and technology-enabled industry leaders such as Alibaba, Allyes, Ameritrade, Avago, Business Objects, Dell, Flextronics, Gartner, Gerson Lehrman Group, Global Blue, Go Daddy, Instinet, Intelsat, Interactive Data Corporation, MCI, Mercury Payment Systems, MultiPlan, the NASDAQ OMX Group, NetScout, NXP, Sabre, Seagate Technology, Skype, Spreadtrum, SunGard Data Systems, UGS, Vantage Data Centers, Virtu and William Morris Endeavor. For more information about Silver Lake and its entire portfolio, please visit www.silverlake.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to Vantiv, Mercury and the acquisition of Mercury, including the potential benefits of the acquisition. Forward-looking statements involve risks and uncertainties, and actual events or results could differ materially from those discussed. Statements that are not historical facts, including management's expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Factors that could cause actual events or results to differ materially from those expressed in or implied by these forward-looking statements include general economic conditions, future performance and integration of acquisitions including Mercury, the ability to keep pace with rapid developments and change in our industry and provide new services to our clients, competition within our industry, reductions in overall consumer, business and government spending, a decline in the use of credit, debit or prepaid cards, failures of our systems or the systems of our third party providers, unauthorized data or security breaches, inability to expand our market share in existing markets or expand into new markets, increased attrition of merchants, independent sales organizations, dealers, developers or referral partners, and the factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Vantiv's Annual Report for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in Vantiv's other filings made from time to time with the SEC, copies of which may be obtained by visiting the company's Investor Relations web site at http://investors.vantiv.com/ or the SEC's web site at (http://www.sec.gov/).

The forward-looking statements included in this press release represent Vantiv's and Mercury’s views as of the date of this press release. These forward-looking statements should not be relied upon as representing Vantiv's or Mercury’s views as of any date subsequent to the date of this press release. Neither Vantiv or Mercury undertakes any intention or obligation to publicly update or revise any forward-looking statement to conform the statement to actual results or to changes in expectations, whether as a result of new information, future events or otherwise.
Media Contacts
Mark Polzin (for Vantiv)
FleishmanHillard
314.982.1758
Mark.Polzin@fleishman.com

Jason Golz (for Mercury Payment Systems)
Brunswick Group
415.671.7676
mercurypayments@brunswickgroup.com

Investor Contact
Nathan Rozof
Senior Vice President, Investor Relations
866.254.4811 or 513.900.4811
IR@vantiv.com

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